UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 15, 2011

GS FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Louisiana 000-22269 72-1341014
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3798 Veterans Boulevard, Metairie, Louisiana	70002
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(504) 457-6220

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note:

On July 15, 2011, GS Financial Corp. (the “Company”) completed its merger (the “Merger”) with Home Bancorp Acquisition Corp. (“Interim”), a wholly owned subsidiary of Home Bancorp, Inc. (“Home”), pursuant to an amended and restated Agreement and Plan of Merger, dated as of March 30, 2011, by and between Home and the Company (the “Merger Agreement”). Immediately following the Merger, in accordance with the terms of the Merger Agreement, the Company, as the surviving corporation of the Merger, was merged with and liquidated into Home, with Home as the surviving corporation.  As a result of the consummation of the transactions contemplated by the Merger Agreement, the Company’s separate corporate existence ceased and Home continued as the surviving corporation.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

The information disclosed in item 5.01 of this Current Report on Form 8-K is hereby incorporated by reference.

In connection with the consummation of the Merger, on July 15, 2011, the Company notified the Nasdaq Global Market (“Nasdaq”) that the shares of common stock of the Company outstanding immediately prior to the Effective Time of the Merger (other than those to be cancelled in accordance with the Merger Agreement) were converted into the right to receive $21.00 in cash, without interest, and requested that Nasdaq file with the Securities and Exchange Commission (the “SEC”) a notification of removal from listing on Form 25 to report that shares of the Company’s common stock are no longer listed on Nasdaq.

Item 3.03	Material Modification to Rights of Security Holders

As of the Effective Time of the Merger, the Company’s shareholders immediately prior to the Effective Time ceased to have any rights as shareholders of the Company and were entitled only to receive the Merger Consideration.

Item 5.01	Changes in Control of Registrant

On July 15, 2011 (the “Closing Date”), Home completed its acquisition of the Company in accordance with the Merger Agreement.  Also on the Closing Date, Guaranty Savings Bank, which was a wholly owned subsidiary of the Company, was merged with and into Home Bank, a wholly owned subsidiary of Home Bank, with Home Bank as the surviving institution.

As previously disclosed, on March 30, 2011, the Company entered into the Merger Agreement. On May 24, 2011, the Office of Thrift Supervision conditionally approved the transactions.  On July 7, 2011, at the Company’s special meeting of shareholders, the Company’s shareholders approved the Merger Agreement.

At the effective time of the Merger, each share of Company common stock, $0.01 par value, outstanding immediately prior to the effective time (other than those to be cancelled in accordance with the Merger Agreement) was converted into the right to receive $21.00 in cash, without interest (the “Merger Consideration”).  The total cash consideration Home will pay in the Merger is approximately $26.4 million.  To finance the payment of the aggregate consideration, Home used its cash on hand.

Additional information and details of the Merger Agreement were previously disclosed in the Company’s definitive proxy statement, dated June 1, 2011 and filed with the SEC on June 1, 2011 (SEC File No. 000-22269) (the “Proxy Statement”). Any description of the Merger Agreement is qualified in its entirety by reference to the complete copy of the Merger Agreement which is included as Annex A in the Proxy Statement, which Merger Agreement, is incorporated by reference herein.

The disclosures under Items 3.01 and 3.03 above are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                 GS FINANCIAL CORP.

Date:  July 15, 2011                                                                       By:  /s/ Stephen E. Wessel
                  Stephen E. Wessel
                  President and Chief Executive Officer

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